Exhibit 4

025261 INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA ACNB Corporation COMMON STOCK PAR VALUE $2.50 SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 000868 10 9 THIS CERTIFIES THAT SPECIMEN is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $2.50 PAR VALUE PER SHARE, OF ACNB CORPORATION a stock corporation incorporated under the laws of the Commonwealth of Pennsylvania. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by this duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. SUCH SHARES ARE NOT A DEPOSITOR ACCOUNT, AND ARE NOT FEDERALLY INSURED OR GUARANTEED. The Certificate and shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder, by acceptance hereof, assents. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed. This Certificate is not valid unless counter-signed and registered by the Transfer Agent and Registrar. COUNTERSIGNED AND REGISTERED: REGISTRAR AND TRANSFER COMPANY (NEW JERSEY) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE ACNB CORPORATION SEAL Dated: PENNA. CORPORATION Lynda L. Glass SECRETARY Thomas A. Ritter PRESIDENT number shares

ACNB CORPORATION The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations; TEN COM — as tenants in common UNIF GIFT MIN ACT— Custodian TEN ENT — as tenants by the entireties (Cust) (Minor) JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants in Act common (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares of stock on the books of the within-named Corporation with full power of substitution in the premises. Dated Signature(s): NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever. Signature Guaranteed: IMPORTANT: SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A MEDALLION GUARANTEE PROGRAM.